MINE SAFETY DISCLOSURES

Our activities at the Permitted Mine Area of the Columbus Project are subject to regulation by the Federal Mine Safety and Health Administration (“MSHA”) and the Federal Mine Safety and Health Act of 1977 (the “Mine Act”). Our wholly owned subsidiary, Columbus S.M., LLC (“Columbus SM”) is the “operator” for our activities at the Permitted Mine Area.

The following disclosure is provided pursuant to Section 1503 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 104 of Regulation S-K.

Citations, Notices, Orders, Fatalities and Assessments Under the Mine Act

Year Ended December 31, 2011
Received
								Received	Notice of
	Total # of				Total # of	Total $ Value		Notice of	Potential
	“Significant	Total # of	Total # of	Total # of	Imminent	of Proposed	Total	Patterns of	Patterns of
	and	Orders	Citations	Flagrant	Danger	MSHA	Number of	Violations	Violations
	Substantial”	Issued	and Orders	Violations	Orders	Assessments	Mining	Under	Under
Mine / MSHA ID	Violations	Under	Under	Under	Under	Under Mine	Related	s.104(e)	s.104(e)
Number	Under s.104	s.104(b)	s.104(d)	s.110(b)(2)	s.107(a)	Act	Fatalities	(Yes/No)	(Yes/No)

Columbus
Project
(Mine ID:
601674)	2[1]	0	0	0	0	$5,778	0	No	No

1.

A total of 7 citations were issued to us by MSHA during the year ended December 31, 2011. Only 2 of these citations indicated that the violations could significantly and substantially contribute to the cause and effect of a mine safety or health hazard under Section 104 of the Mine Act.

Pending Legal Actions Before the Federal Mine Safety and Health Review Commission (the “FMSHRC”)

Year Ended December 31, 2011
	Total # of Legal	Total # of Legal	Total # of Legal
	Actions Pending as of	Actions Instituted	Actions Resolved
Mine / MSHA ID Number	Last Day of Period	During Period	During Period

Columbus Project
(Mine ID: 601674)	1[1]	0[1]	0[1]

1.

As of the year ended December 31, 2011, there was one pending legal action before the FMSHRC. This action involved a complaint of discrimination referenced in Section 105(c) of the Mine Act and Subpart E of the FMSHRC’s Procedural Rules ( 29 CFR part 2700). The discrimination complaint was dismissed by the FMSHRC on February 8, 2012.